UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): July 30, 2007 (July 24, 2007)

CHINA SECURITY & SURVEILLANCE
TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50917	98-0509431
(State of Incorporation)	(Commission File No.)	(IRS Employer ID No.)

13/F, Shenzhen Special Zone Press Tower, Shennan Road
Futian District, Shenzhen, China, 518034
(Address of Principal Executive Offices)

(86) 755-83765666
Registrant’s Telephone Number, Including Area Code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION
OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On July 24, 2007, Mr. Shufang Yang submitted his resignation letter to China Security & Surveillance Technology, Inc. (the “Company”), pursuant to which he resigned as a director of the Company, effective on August 1, 2007. Mr. Yang’s resignation is not in connection with any known disagreement with the Company on any matter and he will continue to server as the Company’s Chief Operating Officer.

On the same date, the Board of Directors of the Company elected Mr. Runsen Li as a director of the Company to fill the vacancy created by Mr. Yang’s resignation. Mr. Li’s appointment will become effective on August 1, 2007. Mr. Li will serve on the Board of Directors as an “independent director” as defined by the New York Stock Exchange listing standards.

Runsen Li Since 2005, Mr. Li has held the position of vice president of the Chinese Police Association, an organization that serves as an industry liaison with the public as well as foreign law enforcement agencies. It also conducts formal law enforcement training and education in China as well as overseas. Since 1998, Mr. Li has worked as a group leader and chief technical advisor for China’s Golden Shield Project, a communication network and computer information system operated by the Ministry of Public Security of the People’s Republic of China. Mr. Li brings to the Company over 40 years of experience in the security and surveillance industry having served in several high level positions within China’s Ministry of Public Security. Mr. Li graduated from Soviet Leningrad Electric and Industry College in 1963, with a degree in Wireless Engineering. From 1981 to 1983, Mr. Li was a visiting scholar at University of Cincinnati.

No family relationship exists between Mr. Li and any other director or executive officer of the Company. There are no transactions between the Company and Mr. Li that would require disclosure under Item 404(a) of Regulation S-K.

A copy of this report has been provided to Mr. Yang. Mr. Yang has been provided with the opportunity to furnish the Company as promptly as possible with a letter addressed to the Company stating whether he agrees with the statements made by the Company in this report, and if not, stating the respects in which he does not agree. No such letter has been received by the Company.

ITEM 8.01	OTHER EVENTS

On July 24, 2007, the Company issued a press release announcing the Company’s appointment of Mr. Li as a member of the Board of Directors. A copy of the press release is attached to this report as Exhibit 99.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit Number	Description of Exhibit
99	Press release dated July 24, 2007

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China Security & Surveillance Technology, Inc.

Date: July 30, 2007

/s/ Guoshen Tu
Chief Executive Officer and President

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
99	Press release dated July 24, 2007